For Immediate Release: June 20, 2007

Universal Energy Corp. Drilling Gains Significance as Iran Issues Threats

Houston, Texas - PR Newswire-FirstCall

Universal Energy Corp. (OTC Bulletin Board: UVSE.OB-News) announced, today, final plans for the company's aggressive summer drilling program that has gained market significance due to recent negative developments in U.S. relations with Iran and OPEC.

Earlier this week, the company announced site preparation at the Louisiana Amberjack prospect and plans to spud the well within the next two weeks. Two additional domestic drilling programs will be underway this summer at the Lake Campo and Caviar prospects, also in Louisiana.

In light of two recent political developments, domestic drilling prospects now become even more essential for the future of the American oil supply. Yesterday, Iran issued a threat to cut off oil exports to the U.S. in retaliation of U.S. Government demands that they cease nuclear testing. In Washington, Congress has been working to pass legislation that will allow the U.S. to sue the OPEC oil producers for price manipulation. Both actions would drive up oil prices, decisively, over the current nine-month highs, and immediately reduce supply.

In an interview on Tuesday with the Iranian Newspaper, Sharq; Iran's OPEC Governor, Hossein Kazempour Ardebili stated "Definitely, the market will be faced with a new shock and oil prices will increase strongly". The quote came during a question regarding the impact of Iran ceasing oil exports to the United States.

Billy Raley, CEO of Universal Energy Corp., stated, "it is reality that domestic oil and gas producers are becoming increasingly more important as tensions in the Middle East continue to escalate." Raley continued, "As a country, our future energy needs depend on continued discovery and extraction of oil and gas, right here in the United States. Our company is committed to helping make that happen."

Universal invests in prolific areas within the United States and Canada by acquiring low risk in-field oil and gas rights that offset existing production. The Louisiana prospects the company is currently drilling this summer, include properties that contain proven but undeveloped reserves analyzed by 3-D Seismic surveys and other research techniques to help lower drilling risks.

About Universal Energy Corp. - Universal Energy Corp. is an energy company engaged in the acquisition and development of crude oil and natural gas leases in the United States and Canada. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. Our prospect areas consist of lands in Alberta, Canada and Southeastern Louisiana. Visit www.universalenergycorp.info for more details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Billy Raley, CEO, (800) 975-2076

braley@universalenergycorp.info

Source: Universal Energy Corp.